SoFi Technologies, Inc. Announces Agreement to Acquire Technisys
Acquisition Accelerates SoFi’s Development of a Unique Full-Stack, Multi-Product, Digital Banking Technology Platform Offering Best-of-Breed Financial Products and Services

SAN FRANCISCO, California – February 22, 2022 – SoFi Technologies, Inc. (NASDAQ: SOFI), (“SoFi”), the digital personal finance company, today announced that it has entered into a definitive merger agreement (the “Merger Agreement”) to acquire Technisys, a leading cloud-native, digital multi-product core banking platform. Technisys’ shareholders will receive aggregate consideration of approximately 84 million shares of SoFi common stock, less than 10% of SoFi’s fully diluted share count as of September 30, 20211, subject to customary adjustments set forth in the Merger Agreement. These shares have an aggregate value of approximately $1.1 billion based on the volume weighted average price of SoFi common stock for the 20-trading day period ended February 15, 2022. The transaction is expected to close by the second quarter of 2022, subject to the satisfaction of closing conditions.
“Technisys has built an attractive, fast-growth business with a unique and critical strategic technology that all leading financial services companies will need in order to keep pace with digital innovation. The acquisition of Technisys is an essential building block in delivering on our member-centric, digital one-stop-shop experience for SoFi members and our partners through Galileo, our provider of fintech cloud services,” said Anthony Noto, CEO of SoFi. “Under the leadership of co-founder and CEO, Miguel Santos, Technisys has emerged as a proven leader in Gen 3 multi-product banking core technology. We are excited to bring their technology offering under the SoFi Technologies umbrella and deliver it to hundreds of millions of customers worldwide.”
The acquisition of Technisys adds a unique, strategic technology and business for SoFi in pursuing its ambition to provide best-of-breed products as a one-stop-shop financial services platform and for Galileo, in SoFi’s overall pursuit to build the AWS of fintech. The combined technology stack will create what is expected to be the only end-to-end vertically integrated banking technology stack, from user interface development capabilities to a customizable multi-product banking core and ledger with fully integrated processing and card issuing available for SoFi products and Galileo/Technisys partners. The combination of Technisys’ platform with Galileo will uniquely support multiple products - including checking, savings, deposits, lending, and credit cards – as well as future products, all surfaced through industry-leading APIs. Together, Galileo and Technisys are expected to enable the combined company to meet both the expanding needs of their existing partners, as well as serve additional established banks, fintechs and non-financial brands looking to enter financial services.

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1 As of September 30, 2021, SoFi had approximately 895 million shares of common stock outstanding on a fully diluted basis. This figure includes common shares outstanding, unvested restricted stock units, 15.2 million SoFi Technologies warrants that were subsequently redeemed, and common stock options and Series H warrants (both as converted using the treasury stock method, closing SoFi common stock share price as of September 30, 2021, and the weighted average strike price of each respective security).

The acquisition will also add to the high revenue growth rate of SoFi and accelerate its three-year revenue CAGR. Together, the companies can better serve Galileo’s consumer fintech and enterprise partners seeking to add product offerings to their 89 million enabled customer accounts (as of September 30, 2021) across the U.S., Mexico and Colombia, and Technisys’ more than 60 established bank, fintech, and non-financial brands in Latin America and the U.S., while expanding both companies’ partner bases in the U.S. and an addressable market across 16 countries. The estimated incremental revenue from the acquisition, including base revenue of Technisys and revenue synergies of the vertically integrated capabilities, is expected to add a cumulative $500 to $800 million through year-end 2025, at high incremental margins.
SoFi also expects to leverage this modern technology stack to capture significant savings in third-party costs by integrating Technisys. Once SoFi has migrated off its current multiple third-party cores to a single owned and operated Technisys core, it expects to be able to innovate even faster, perform more real-time decisioning, and offer greater personalization for its more than three million members. SoFi estimates this shift and the vertical integration with Galileo will create approximately $75 to $85 million in cumulative cost savings from 2023 to 2025 and approximately $60 to $70 million annually thereafter.
“We are thrilled to bring Technisys’ technology, customer base, and expertise to the larger SoFi Technologies platform,” said Miguel Santos, CEO of Technisys. “We are confident that together, we can offer a best-in-class financial experience for traditional and non-traditional financial services players alike at a greater velocity than ever before.”
Technisys’ revenue growth is accelerating and is on track to deliver approximately $70 million in revenue for calendar-year 2021 on an unaudited IFRS basis. The acquisition is expected to deliver to SoFi a mid-teens internal rate of return (IRR) on a standalone basis through 2025, with significant upside in the IRR when accounting for anticipated revenue and cost synergies.
Following the closing of the acquisition, Technisys is expected to operate as an independent subsidiary of SoFi Technologies, Inc. and be part of its Technology Platform offering, with Miguel Santos continuing as CEO.
Transaction Conference Call & Investor Presentation
In connection with this announcement, SoFi management will host a conference call to discuss the proposed transaction on Tuesday, February 22, 2022 at 8 a.m. Eastern Time. Please register for the call using the following link: https://www.incommglobalevents.com/registration/q4inc/10173/sofi-acquisition-of-technisys-conference-call/
A presentation outlining the proposed transaction is also available on both SoFi’s Investor Relations website, https://investors.sofi.com, and Technisys’ Corporate website at https://www.technisys.com/categories/press-releases/.

Q4 Results and 2022 Outlook
As announced on January 24, 2022, SoFi plans to release its fourth quarter and fiscal year 2021 results and post them to the Investor Relations section of its website at https://investors.sofi.com, after the close of the financial markets on Tuesday, March 1, 2022, with a conference call to follow at 5 p.m. Eastern Time. Management maintains its previously communicated financial guidance for the fourth quarter and full year 2021. As part of the communications on March 1 related to fourth quarter and full year 2021 financial results, SoFi will provide financial guidance for 2022 that incorporates the estimated impact of recent developments including the proposed acquisition of Technisys, the impact of opening SoFi Bank, and the extension of the federal student loan payment moratorium scheduled from January 31, 2022 to May 1, 2022.
Advisors
Allen & Company LLC served as financial advisor and Wachtell, Lipton, Rosen & Katz acted as legal advisor to SoFi. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP acted as legal advisor to Technisys.
About SoFi Technologies, Inc.
SoFi helps people achieve financial independence to realize their ambitions. Our products for borrowing, saving, spending, investing, and protecting give our more than three million members fast access to tools to get their money right. SoFi membership comes with the key essentials for getting ahead, including financial and career advisors, plus connection to a thriving community of like-minded, ambitious people. SoFi is also the naming rights partner of SoFi Stadium, home of the Los Angeles Chargers and the Los Angeles Rams.
About Technisys
Technisys is a leading next-gen digital and core banking platform that redefines the customer experience. As a best-in-class technology platform, Technisys uniquely delivers differentiation in two key ways, by empowering financial institutions to dynamically create tailored financial products at the speed of commerce and by offering meaningful recommendations to customers at point of need. Technisys uses data-driven insights and integrates them with its unique technology that enables structural flexibility that allows financial institutions to create and tailor any financial product – in real time – to deliver a seamless digital experience at every customer touchpoint whether online, on the phone, or at a branch. This gives banks and fintechs the agility to tailor offerings that become integral to a customer’s lifestyle.
Availability of Other Information About SoFi
Investors and others should note that we communicate with our investors and the public using our website (https://www.sofi.com/), the investor relations website (https://investors.sofi.com), and on social media (Twitter and Linkedin), including but not limited to investor presentations and investor fact sheets, U.S. Securities and Exchange Commission (“SEC”) filings, press releases, public conference calls and webcasts. The information that SoFi posts on these channels and websites could be deemed to be material information. As a result, SoFi encourages investors, the media, and others interested in SoFi to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on SoFi’s investor relations website and may include additional social media channels. The contents of SoFi’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. This material has been prepared for informational purposes only, and is not intended to provide, and should not be relied on for, tax, legal or accounting advice. You should consult your own tax, legal and accounting advisors before engaging in any transaction.
Cautionary Statement Regarding Forward-Looking Statements
This communication contains certain forward-looking statements, including, but not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, the plans, objectives, expectations and intentions of SoFi and Technisys, the expected timing of completion of the transaction and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks and uncertainties. These forward-looking statements are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “opportunity”, “future”, “strategy”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strive”, “would”, “will”, “will be”, “will continue”, “will likely result” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: the effect and uncertainties related to the COVID-19 pandemic (including any government responses thereto); SoFi’s ability to achieve and maintain profitability in the future; the impact on SoFi’s business of the regulatory environment and complexities with compliance related to such environment; SoFi’s ability to respond to general economic conditions; SoFi’s ability to manage its growth effectively and its expectations regarding the development and expansion of its business; SoFi’s ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth; the success of SoFi’s continued investments in its Financial Services segment and in its business generally; the success of SoFi’s marketing efforts and its ability to expand its member base; SoFi’s ability to maintain its leadership position in certain categories of its business and to grow market share in existing markets or any new markets it may enter; SoFi’s ability to develop new products, features and functionality that are competitive and meet market needs; SoFi’s ability to realize the benefits of its strategy, including what SoFi refers to as its financial services productivity loop; SoFi’s ability to make accurate credit and pricing decisions or effectively forecast its loss rates; SoFi’s ability to establish and maintain an effective system of internal controls over financial reporting; SoFi’s ability to realize the anticipated benefits of its acquisition of Golden Pacific Bank; the impact of additional regulation as a result of SoFi’s becoming a bank holding company; SoFi’s ability to operate SoFi Bank pursuant to its operating agreement with the Office of the Comptroller of the Currency; the outcome of any legal or governmental proceedings that may be instituted against SoFi; the occurrence of any event, change or other circumstances that could give rise to the right of SoFi or Technisys to terminate the Merger Agreement; the outcome of any legal proceedings that may be instituted against SoFi or Technisys; delays in completing the transaction; the failure to satisfy any of the conditions to the transaction on a timely basis or at all; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, integration or as a result of changes in economic or market environments and competitive factors; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the dilution caused by SoFi’s issuance of additional shares of its capital stock in connection with the transaction; and other factors that may affect the future results of SoFi and Technisys. Additional factors that could cause results to differ materially from those described above can be found in SoFi’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, which is on file with the SEC and available on SoFi’s investor relations website, https://investors.sofi.com, under the heading “Financials,” and in other documents SoFi files with the SEC.
All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither SoFi nor Technisys assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Contact Information
Investors:
Andrea Prochniak
SoFi
aprochniak@sofi.org

Media:
Rachel Rosenzweig
SoFi
rrosenzweig@sofi.org

Louise Finlay
Technisys
lfinlay@technisys.com